Exhibit 99.2

WEBMD HEALTH CORP.

CONSOLIDATED STATEMENTS OF OPERATIONS

(In thousands, except per share data, unaudited)

	Three Months Ended March 31,
	2015	2014

Revenue	$143,343	$133,832
Cost of operations	57,877	52,564
Sales and marketing	32,476	32,911
General and administrative	21,453	23,781
Depreciation and amortization	8,245	7,328
Interest income	17	15
Interest expense	6,172	6,172

Income before income tax provision	17,137	11,091
Income tax provision	7,133	4,825

Net income	$10,004	$6,266

Net income per common share:
Basic	$0.27	$0.16

Diluted	$0.25	$0.15

Weighted-average shares outstanding used in computing income per common share:
Basic	36,393	39,268

Diluted	43,465	41,852

WEBMD HEALTH CORP.

CONSOLIDATED SUPPLEMENTAL FINANCIAL INFORMATION

(In thousands, unaudited)

	Three Months Ended March 31,
	2015	2014
Revenue
Advertising and sponsorship
Biopharma and medical device	$75,845	$68,488
OTC, CPG and other	29,948	34,469

	105,793	102,957
Private portal services	29,322	24,629
Information services	8,228	6,246

	$143,343	$133,832

Earnings before interest, taxes, non-cash and other items (“Adjusted EBITDA”) (a)	$38,918	$33,266

Interest, taxes, non-cash and other items (b)
Interest income	17	15
Interest expense	(6,172)	(6,172)
Income tax provision	(7,133)	(4,825)
Depreciation and amortization	(8,245)	(7,328)
Non-cash stock-based compensation	(7,381)	(8,690)

Net income	$10,004	$6,266

(a)	See Annex A-Explanation of Non-GAAP Financial Measures.
(b)	Reconciliation of Adjusted EBITDA to net income.

WEBMD HEALTH CORP.

CONDENSED CONSOLIDATED BALANCE SHEETS

(In thousands)

	March 31, 2015	December 31, 2014
	(unaudited)
Assets
Cash and cash equivalents	$735,292	$706,776
Accounts receivable, net	130,381	136,806
Prepaid expenses and other current assets	17,413	13,877
Deferred tax assets	18,453	18,147

Total current assets	901,539	875,606

Property and equipment, net	55,790	59,573
Goodwill	202,980	202,980
Intangible assets, net	13,382	14,215
Deferred tax assets	20,083	18,947
Other assets	26,509	26,236

Total Assets	$1,220,283	$1,197,557

Liabilities and Stockholders’ Equity
Accrued expenses	$55,615	$72,658
Deferred revenue	104,616	89,785
2.25% convertible notes due 2016	252,232	—

Total current liabilities	412,463	162,443

2.25% convertible notes due 2016	—	252,232
2.50% convertible notes due 2018	400,000	400,000
1.50% convertible notes due 2020	300,000	300,000
Other long-term liabilities	20,823	21,293

Stockholders’ equity	86,997	61,589

Total Liabilities and Stockholders’ Equity	$1,220,283	$1,197,557

WEBMD HEALTH CORP.

CONSOLIDATED STATEMENTS OF CASH FLOWS

(In thousands, unaudited)

	Three Months Ended March 31,
	2015	2014
Cash flows from operating activities:
Net income	$10,004	$6,266
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation and amortization	8,245	7,328
Non-cash interest, net	1,128	1,128
Non-cash stock-based compensation	7,381	8,690
Deferred income taxes	(1,535)	201
Changes in operating assets and liabilities:
Accounts receivable	6,425	(10,009)
Prepaid expenses and other, net	(4,587)	210
Accrued expenses and other long-term liabilities	(17,515)	(20,401)
Deferred revenue	14,831	14,490

Net cash provided by operating activities	24,377	7,903

Cash flows from investing activities:
Purchases of property and equipment	(3,670)	(5,533)

Net cash used in investing activities	(3,670)	(5,533)

Cash flows from financing activities:
Proceeds from exercise of stock options	4,488	17,482
Cash used for withholding taxes due on stock-based awards	(1,044)	(5,326)
Purchases of treasury stock	(3,219)	(65,052)
Excess tax benefit on stock-based awards	7,584	4,047

Net cash provided by (used in) financing activities	7,809	(48,849)

Net increase (decrease) in cash and cash equivalents	28,516	(46,479)
Cash and cash equivalents at beginning of period	706,776	824,880

Cash and cash equivalents at end of period	$735,292	$778,401

WEBMD HEALTH CORP.

NET INCOME PER COMMON SHARE

(In thousands, except per share data, unaudited)

	Three Months Ended March 31,
	2015	2014

Numerator:
Net income — Basic	$10,004	$6,266
Interest expense on 1.50% convertible notes, net of tax	864	—

Net income — Diluted	$10,868	$6,266

Denominator:
Weighted-average shares — Basic	36,393	39,268
Stock options and restricted stock	1,378	2,584
1.50% convertible notes	5,694	—

Adjusted weighted-average shares after assumed conversions — Diluted	43,465	41,852

Net income per common share:
Basic	$0.27	$0.16

Diluted	$0.25	$0.15